U.S. SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                        SCHEDULE 14A

             Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934 (Amendment No. )
                             Filed by the Registrant [X]
                     Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(E)(2))

[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             TRAFFIC TECHNOLOGY, INC.
                (Name of Registrant as Specified In Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed: Notes:

                      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              To Be Held March 20, 2003

To Our Shareholders:

This Special Meeting of Shareholders of Traffic Technology, Inc. (the "Company") will be held at 18300 Von Karman, Suite 710, Irvine,
California, 92612, on March 20, 2003 at 10:30 a.m., local time, for the following purposes:

1. To approve the amendment of the articles of incorporation to increase the amount of authorized common shares to Two Hundred
Million (200,000,000);

2. To approve the re-domicile of the Company from Arizona to Nevada;

3. After the Company has been re-domiciled from Arizona to Nevada, to approve the merger of CalbaTech, Inc., a wholly-owned subsidiary of the Company into the Company and rename the company CalbaTech, Inc.; and

4. Approve the amendment of the Articles of Incorporation, thereby creating 25,000,000 shares of Preferred Series A Stock of the Company.

Only shareholders of record at the close of business on February 27, 2003, (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

All shareholders are urged to attend the meeting in person or by proxy.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE SPECIAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. The proxy is revocable and will not affect your right to vote in person in the event you attend the Special Meeting. You may revoke your proxy at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each proxy card so all your shares will be represented at the Special Meeting. In addition, if you plan to attend the Special Meeting in person, please check the appropriate box so that we can ensure we have proper accommodations.


By the Order of the Board of Directors

February 27, 2003

/s/James DeOlden, Director, CEO and Corporate Secretary


Traffic Technology, Inc.
18300 Von Karman, Suite 710
Irvine, California 92612

                                  PROXY STATEMENT

This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the Board of Directors of Traffic Technology, Inc. ("Traffic" or the "Company") for use in connection with the Special Meeting of Shareholders to be held on Monday, March 20, 2003, beginning at 10:30 a.m., local time, at 18300 Von Karman, Suite 710, Irvine, California, 92612, and at any and all adjournments or postponements thereof.

All expenses in connection with the solicitation of this proxy will be paid by the Company, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, fax, e-mail or personal calls.

                      VOTING SECURITIES AND PRINCIPAL HOLDERS

Only shareholders of record at the close of business on February 27, 2003 (the "Record Date") will be entitled to vote at the Meeting.

                             DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 99,000,000 shares of Common Stock, $0.01 par value.

The holders of the Common Stock are entitled to receive dividends when and as declared by the Board Directors, out of funds legally available therefore. The Company has not paid cash dividends in the past and does not expect to pay any dividends on its Common Stock within the foreseeable future since any earnings are expected to be reinvested. In the event of liquidation, dissolution, or winding up of the Company, wither voluntarily or involuntarily, each outstanding share of the Common Stock is entitled to share equally in the Company's assets, subject to any preferential liquidation rights, if any, of the holder of shares of Preferred Stock which may then be outstanding. Each outstanding share of the Common Stock is entitled to equal voting rights, consisting of one vote per share.

             WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: To approve the amendment of the articles of incorporation to increase the amount of authorized common shares to Two Hundred
Million (200,000,000): The affirmative vote of a majority of the shares of Common Stock.

Proposal 2: To approve the re-domicile of the Company from Arizona to
Nevada: The affirmative vote of a majority of the shares of Common Stock.

Proposal 3: After the Company has been re-domiciled from Arizona to Nevada, to approve the merger of CalbaTech, Inc., a wholly-owned subsidiary of the Company into the Company and rename the company CalbaTech, Inc.: The affirmative vote of a majority of the shares of Common Stock.

Proposal 4: Approve the amendment of the Articles of Incorporation, thereby creating 25,000,000 shares of Preferred Series A Stock of the
Company.: The affirmative vote of a majority of the shares of Common Stock.

                                   STOCK OWNERSHIP

The following table sets forth information regarding beneficial ownership as of February 27, 2003, of the Company's common stock, by any person who is known to the Company to be the beneficial owner of more than 5% of the Company's voting securities and by each director and by officers and directors of the Company as a group.

                                          Beneficial     Percentage
Name and Address (1)                      Ownership       of Class

James DeOlden                             26,910,758        27.60%

Edward Deese                              26,910,758        27.60%

Dr. John Gordon                           26,910,758        27.60%

Richard Bourke                             1,007,510         1.03%

Marco Messina                              4,664,254         4.78%

All directors/officers as a group
(5 persons)                               86,404,038        88.61%

(1) The address being listed for all persons named above is 18300 Von Karman, Suite 710, Irvine, CA 92612

        PROPOSAL 1 - TO APPROVE THE AMENDMENT OF THE ARTICLES OF
   INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED COMMON SHARES TO
                    TWO HUNDRED MILLION (200,000,000)

The proposal to increase the Company's authorized shares of Common Stock is intended to ensure that the Company has sufficient shares of Common Stock that could be used in connection with mergers and acquisitions and to raise additional capital, which could include public offerings or private placements of Common Stock or securities convertible into Common Stock and to ensure that the Company has sufficient Common Stock to provide additional authorized shares that could be issued in connection with the exercise of stock options or possible future stock splits or stock dividends.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE
AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED COMMON SHARES TO TWO HUNDRED MILLION (200,000,000)

PROPOSAL 2 - TO APPROVE THE RE-DOMICILE OF THE COMPANY FROM ARIZONA TO NEVADA

REDOMICILE TO THE STATE OF NEVADA

The board of directors has unanimously approved the merger of the Company with a Nevada corporation of the same name for the purpose of redomiciling the Company to the State of Nevada. In the following discussion of the Merger, the term "Company" refers to the Arizona corporation of which you are currently a shareholder, and the term "Traffic-Nevada" refers to a newly formed corporation which is incorporated in the State of Nevada. The redomicile will be effected by merging the Company with and into Traffic-Nevada, which will be the survivor of the Merger. After the Merger, shareholders will continue to own an interest in a company that will be engaged in the same business that the Company was engaged in before the Merger. Shareholders' proportionate ownership and relative voting rights will not change as a result of the Merger. The Agreement and Plan of Merger between the Company and Traffic-Nevada is the legal document that governs the Merger (a copy of this agreement is available upon request from the Company).

Reasons for the Merger.

The Company believes that Nevada law will provide greater efficiency, predictability and flexibility in its legal affairs than is presently available under Arizona law. Nevada has adopted comprehensive and flexible corporate laws. The Nevada legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law and changes in business circumstances. In addition, the Nevada Secretary of State is particularly flexible and responsive in its administration of the filings required for corporate transactions.

Merger Procedure.

The Company's redomicile as a Nevada corporation will be effectuated by merging the Company with and into Traffic-Nevada. Traffic-Nevada will be the surviving corporation following the Merger. Traffic-Nevada has not engaged in any activities except in connection with the proposed Merger transaction. The mailing address of its principal executive offices and its telephone number are the same as those of the Company. When the Merger is complete, each outstanding share of common stock of the Company will be automatically converted into one share of common stock of Traffic-Nevada. It will not be necessary for shareholders of the Company to exchange their existing stock certificates for certificates of Traffic-Nevada. Certificates for shares of the Company common stock will automatically represent an equal number of shares of Traffic-Nevada common stock when the Merger is completed. If shareholders desire to sell some or all of their shares after the Merger, delivery of the stock certificate or certificates that previously represented the Company shares will be sufficient. Following the Merger, certificates bearing the name of Traffic-Nevada will be issued in the normal course upon surrender of outstanding the Company certificates for transfer or exchange. If shareholders surrender a certificate representing the Company shares for exchange or transfer and new certificates are to be issued in a name other than that appearing on the surrendered certificate, the surrendered certificate must be accompanied by (1) all documents required to evidence and effectuate the transfer and (2) evidence that any applicable stock transfer taxes have been paid.

Conditions to Consummation of the Merger.

The Merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived: (a) The Merger is approved by the requisite vote of shareholders of the Company; and (b) none of the parties to the Agreement and Plan of Merger is subject to any decree, order or injunction that prohibits the consummation of the Merger. There are no regulatory approvals needed for the Merger.

Amendment or Termination.

The Agreement and Plan of Merger may be amended, modified or supplemented at any time before or after its adoption by the shareholders of the Company. However, after adoption, no amendment, modification or supplement may be made or effectuated that requires further approval by the Company's shareholders without obtaining that approval. The board of directors of the Company may terminate the Agreement and Plan of Merger and abandon the Merger at any time before its effectiveness.

Effective Time.

The Company anticipates that the Merger will become effective promptly following the special meeting. The Merger of the Company with and into Traffic-Nevada, if not terminated by its board of directors, will become effective upon the filing of Articles of Merger with the Nevada Secretary of State, unless a later effective time is specified in this filing.

Required Vote.

The Merger requires the affirmative vote of the holders of a majority of the outstanding Company common stock.

Material Federal Income Tax Consequences.

The reorganization contemplated by the reorganization agreement is intended to qualify as a tax-free reorganization, as contemplated by
Section 368(A) of the Internal Revenue Code of 1986, as amended. Shareholders will not, under Section 354 of the Internal Revenue Code, recognize gain or loss when they receive shares of Traffic-Nevada common stock in exchange for an equal number of shares of the Company common stock from the Merger; a stockholder's aggregate basis of the shares in Traffic-Nevada common stock received in the Merger will be the same as the aggregate basis of the shares of the Company common stock surrendered in exchange for those shares; a stockholder's holding period in the shares of Traffic-Nevada common stock received in the Merger will include the holding period of the shares of the Company common stock surrendered in exchange for those shares, provided that such stockholder holds those shares of the Company common stock as capital assets when the Merger occurs; and no gain or loss will be recognized by Traffic-Nevada or the Company as a result of the Merger.

The Company believes that the foregoing addresses the material United States federal income tax consequences of the acquisition to shareholders. The opinion is based upon the Code, applicable Treasury Regulations, judicial decisions and current administrative rulings, all of which are subject to change with retroactive effect.

The tax consequences to shareholders of the acquisition may be affected by their particular circumstances and by the applicability to them of one or more special rules like those that apply to dealers in securities, foreign persons, mutual funds, insurance companies and persons who do not hold their shares as capital assets. Therefore, the Company urges shareholders to consult their own tax advisor concerning the effect of the acquisition upon them, including the effect of any state, local or other tax to which they may be subject. An opinion of tax counsel will not be provided to shareholders.

Comparative Rights of Shareholders.

When the Merger is completed, the rights of shareholders will be governed by Traffic-Nevada's certificate of incorporation and bylaws and the Nevada Revised Statutes ("Nevada Statutes"). Shareholders should consider the following comparison of the Nevada Statutes and Traffic-Nevada's articles of incorporation and bylaws, on the one hand, and the Arizona Statutes ("Arizona Statutes") and the Company's existing articles of incorporation and bylaws, on the other. This comparison is not intended to be complete and is qualified in its entirety by reference to the Nevada Statutes and Traffic-Nevada's articles of incorporation and bylaws and the Arizona Statutes and the Company's articles of incorporation and bylaws. Traffic-Nevada's articles of incorporation and its bylaws are available for inspection and copying upon request by any shareholder. The Company's existing articles of incorporation and bylaws are also available for inspection and copying upon request by any shareholder. The Nevada
Statutes and Traffic-Nevada's articles of incorporation and bylaws contain provisions that could have an anti-takeover effect. The provisions included in Traffic-Nevada's articles of incorporation and bylaws are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage transactions that may involve an actual or threatened change of control of Traffic-Nevada that the board of directors does not believe is in the best interests of shareholders.

The Nevada Statutes provides that any Merger, consolidation or share exchange of a Nevada corporation, as well as the sale, lease, exchange or disposal of all or substantially all of its assets not in the ordinary course of business, generally must be recommended by the board of directors and approved by a vote of a majority of the outstanding shares of stock of the corporation entitled to vote on such matters, unless the articles of incorporation provides otherwise. Under the Nevada Statutes, the vote of the shareholders of a corporation surviving a Merger is not required if: (a) The articles of incorporation of the surviving domestic corporation will not differ from its articles before the Merger; (b) each stockholder of the surviving domestic corporation whose shares were outstanding immediately before the effective date of the Merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the Merger; (c) the number of voting shares outstanding immediately after the Merger, plus the number of voting shares issued as a result of the Merger, either by the conversion of securities issued pursuant to the Merger or the exercise of rights and warrants issued pursuant to the Merger, will not exceed by more than 20 percent the total number of voting shares of the surviving domestic corporation outstanding immediately before the Merger; and (d) the number of participating shares outstanding immediately after the Merger, plus the number of participating shares issuable as a result of the Merger, either by the conversion of securities issued pursuant to the Merger or the exercise of rights and warrants issued pursuant to the Merger, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the Merger. The Arizona Statutes contain similar provisions.

Under the Nevada Statutes and Arizona Statutes, unless the articles of incorporation of a corporation otherwise provides, amendments of its articles of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote on the amendment, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of shares of that class or series or would adversely affect the rights, powers or preferences of that class or series, a majority of the outstanding stock of that class or series also would be required to approve the amendment.

Under the Arizona Statutes, a corporation's board of directors may amend or repeal the corporation's bylaws unless: (a) the articles of incorporation or this act reserves the power to amend the bylaws generally or a particular bylaw provision exclusively to the shareholders; or (b) the shareholders, in amending or repealing the bylaws generally or a particular bylaw provision, provide expressly that the board of directors may not amend or repeal the bylaws or that bylaw provision. In contrast, under Nevada Statutes, the directors are free to amend the bylaws.

Under the Nevada Statutes and Arizona Statutes, a special meeting of shareholders can be called by the corporation's board of directors or by any person or persons as may be authorized by the corporation's articles of incorporation or bylaws. Additionally, special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the board of directors, and shall be called by the president at the request of the holders of not less than 10% of all the outstanding shares of the corporation entitled to vote at the meeting.

Both the Nevada Statutes and the Arizona Statutes permit corporate action without a meeting of shareholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate of incorporation or bylaws expressly provide otherwise. The Arizona Statutes require that there be unanimous written consent of shareholders if action is to be taken without a meeting, Nevada Statutes only require a simple majority.

As of the date of this Proxy Statement, the board of directors of the Company consisted of five persons. Under both bylaws, the directors are to serve until the next annual meeting of the shareholders and the number of members of the board of directors is to be fixed by the board of directors.

No holder of Traffic-Nevada or the Company's common stock has the right to vote cumulatively in the election of directors.

Both the Nevada Statutes and Arizona Statutes generally permit a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. That determination must be made, in the case of an individual who is a director or officer at the time of the determination: By a majority of the disinterested directors, even though less than a quorum; by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or by a majority vote of the shareholders, at a meeting at which a quorum is present.

No holder of Traffic-Nevada common stock has a preemptive right to subscribe to any or all additional issues of the stock of Traffic-Nevada. The Company shareholders have, under its articles of incorporation, the first right to purchase shares (and securities convertible into shares) of any class, kind of series of stock in this corporation that may from time to time be issued (whether or not presently authorized), including shares from the treasury of this corporation, in the ratio that the number of shares he holds at the time of issue bears to the total number of shares outstanding exclusive of treasury shares. This right shall be deemed waived by any shareholder who does not exercise it and pay for the shares preempted within thirty (30) days of receipt of a notice in writing from the corporation stating the prices, terms and conditions of the issue of shares and inviting him to exercise his preemptive rights. This right may also be waived by affirmative written waiver submitted by the shareholder to the corporation within thirty (30) days of receipt of notice from the corporation.

Under both the Nevada Statutes and Arizona Statutes, any stockholder with a proper purpose may inspect and copy the books, records and stockholder lists of the corporation.

Effect of Merger.

The effect of the Merger will be that the new corporation will succeed to, without other transfer, and will possess and enjoy all rights, privileges, powers and franchises, and be subject to all restrictions, disabilities and duties of each of two constituent corporations, and the rights, privileges, powers and franchises of each of corporations, and all property, real, personal and mixed, and all debts to either of the constituent corporations shall be vested in the continuing corporation. In addition, all rights of creditors and all liens on any property of each of constituent corporations will be preserved unimpaired, limited to property affected by the liens at time of Merger, and all debts, liabilities and duties of constituent corporations will attach to the continuing corporation, and may be enforced against it to the same extent as if debts, liabilities and duties had been incurred or contracted by it.

Preparation for the Merger.

In preparation for this change, a Nevada corporation named "Traffic Technology, Inc." has been established. This corporation has not issued any capital stock. Its capital structure is identical to that of the Company, and it has the same directors and officers as the Company. Its principal place of business is the same as that of the Company, and is expected to remain in that location:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RE-DOMICILE OF THE COMPANY FROM ARIZONA TO NEVADA

PROPOSAL 3 - AFTER THE COMPANY HAS BEEN RE-DOMICILED FROM ARIZONA TO NEVADA, TO APPROVE THE MERGER OF CALBATECH, INC., A WHOLLY-OWNED
SUBSIDIARY OF THE COMPANY INTO THE COMPANY AND RENAME THE COMPANY
CALBATECH, INC.

The Board of Directors has approved, and is seeking the approval of the shareholders to approve the merger of CalbaTech, Inc. into Traffic Technology, Inc. and amend the Articles of Incorporation to rename the Company CalbaTech, Inc.

The Board of Directors approved the acquisition of CalbaTech, Inc. as a wholly-owned subsidiary of Traffic Technology and the Board of Directors have approved the merger of CalbaTech, Inc. into Traffic Technology, Inc. It is the determination of the Board of Directors that by merging and renaming the Company to CalbaTech, Inc., the Company will have potential acquisition and funding opportunities more readily available to the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE MERGER OF CALBATECH, INC., A WHOLLY-OWNED SUBSIDIARY OF THE
COMPANY INTO THE COMPANY AND RENAME THE COMPANY CALBATECH, INC.

PROPOSAL 4 - APPROVAL OF THE CREATION OF 25,000,000 SHARES OF SERIES A PREFERRED STOCK OF THE COMPANY THROUGH THE AMENDMENT OF THE
ARTICLES OF INCORPORATION

The Board of Directors has approved, and is seeking the approval of the shareholders to amend the Articles of Incorporation to create, 25,000,000 shares of Series A Preferred Stock of the Company.

The Board of Directors has determined that the Company should aggressively seek to acquire companies that 1) are profitable, 2) are revenue producing and/or 3) have assets that might prove beneficial to the Company. It is the intent of the Board of Directors to use the newly created Series A Preferred Stock to purchase those companies and thereby seek to build the Company through acquisition without immediately diluting the shareholders of common stock of the Company. By being able to set the rights and preferences of the Series A Preferred Stock, the Board of Directors intends to be able to make acquisitions in the present by using a potential future stock price through the use of the newly created Series A Preferred Stock.

While the Board believes it to be important that the Company have the flexibility that would be provided by having available authorized Series A Preferred Stock, the Company does not now have any commitments, arrangements or understandings which would require the issuance of such additional Series A Preferred Stock. The availability of additional authorized Series A Preferred Stock would simply permit the Board to respond in a timely manner to future opportunities and business needs of the Company as they may arise and would avoid the possible necessity and expense of a special meeting of shareholders to authorize the issuance of Series A Preferred Stock.

If the authorized shares of Series A Preferred Stock are approved as proposed, the authorized shares of Series A Preferred Stock would be available for issuance from time to time upon such terms and for such purposes as the Board may deem advisable without further action by the Company shareholders except as may be required by law or the rules of any stock exchange on which the Common Stock may be listed. Such an issuance may decrease or increase the book value per share of Common Stock presently issued and outstanding, depending upon whether the consideration paid for such newly issued shares is less or more than the book value per share of Common Stock prior to such issuance. The issuance of Series A Preferred Stock could dilute the voting power and equity of the holders of outstanding Common Stock and may have the effect of discouraging attempts by a person or group to take control of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE CREATION OF 25,000,000 SHARES OF SERIES A PREFERRED STOCK OF THE COMPANY THROUGH THE AMENDMENT OF THE ARTICLES OF INCORPORATION

Submitted by:

James DeOlden
Director, CEO and Secretary

Dated: February 27, 2003

                                 REVOCABLE PROXY
                             TRAFFIC TECHNOLOGY, INC.
                SPECIAL MEETING OF SHAREHOLDERS - MARCH 20, 2003

The undersigned shareholder(s) of Traffic Technology, Inc., (the "Company") hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated March 20, 2003 and nominates, constitutes and appoints James DeOlden, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the 18300 Von Karman, Suite 710, Irvine California, 92612 on March 20, 2003 at 10:30 a.m., and any and all adjournments thereof, as fully with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1. Amendment of Articles. To approve the amendment of the articles of incorporation to increase the amount of authorized common shares to Two Hundred Million (200,000,000): The affirmative vote of a majority of the shares of Common Stock.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

2. Re-domicile. To approve the re-domicile of the Company from Arizona to Nevada.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

3. Merge and Rename. After the Company has been re-domiciled from Arizona to Nevada, to approve the merger of CalbaTech, Inc., a wholly-owned subsidiary of the Company into the Company and rename the company CalbaTech, Inc.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

4. Series A Preferred Stock. Approve the amendment of the Articles of Incorporation, thereby creating 25,000,000 shares of Preferred Series A Stock of the Company.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE BELOW, AND RETURN THIS PROXY BY FACSIMILE OR IN THE ENVELOPE PROVIDED.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2, 3 AND 4. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "FOR"
PROPOSALS1, 2, 3 AND 4 UNLESS OTHERWISE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.


                                 (Number of Shares)


                                        Dated


                                 (Please Print Name)


                              (Signature of Shareholder)

                           (Please date this Proxy and sign
                            your name as it appears on your
                             stock certificates. Executors,
                             administrators, trustees, etc.
                             should give their full titles.
                             All joint owners should sign.)

I/We do [ ] do not [ ] expect to attend the Special  Meeting.

Number of Persons